UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 21, 2021, Callon Petroleum Company (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, Callon Petroleum Operating Company, Callon (Eagle Ford) LLC, Callon Marcellus Holding, Inc., Callon (Niobrara) LLC, Callon (Permian) LLC, Callon (Permian) Minerals LLC and Callon (Utica) LLC as subsidiary guarantors (the “Guarantors”) and BofA Securities, Inc., as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $650 million aggregate principal amount of the Company’s 8.00% senior unsecured notes due 2028 (the “Notes”).
On June 21, 2021, the Company delivered a redemption notice with respect to all $542.7 million of its outstanding 6.25% Senior Notes due 2023 (the “2023 Notes”). The Company intends to use the net proceeds from the offering and cash on hand to fully redeem all of the 2023 Notes. The 2023 Notes will be redeemable on July 21, 2021.
The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act (“Rule 144A”) in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
The foregoing description of the Purchase Agreement is qualified by reference to the complete document, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers act as lenders and/or agents under the Company’s senior secured revolving credit facility and will therefore receive a portion of the proceeds from the sale of the Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01. Other Information.

On June 21, 2021, the Company also issued a press release announcing the pricing of its private offering of the Notes. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.
The press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of June 21, 2021, among Callon Petroleum Company, the Guarantors and BofA Securities, Inc., as representative of the several initial purchasers.
99.1	Press release dated June 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 21, 2021	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer